UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2014

Juniata Valley Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-13232	232235254
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bridge and Main Streets, Mifflintown, Pennsylvania	17059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 436 - 8211

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the regular meeting of the Corporation’s Board of Directors on June 17, 2014, the Board appointed Douglas R. Berry and Bradley J. Wagner to serve as directors of both Juniata Valley Financial Corp. (the “Company) and of its subsidiary, The Juniata Valley Bank. Both Mr. Berry and Mr. Wagner possess the experience and qualifications necessary to serve as financial experts for the Company, meeting both NASAQ’s and the Securities and Exchange Commission’s requirements for such a designation.

Mr. Berry was appointed to the Class A group of directors and will serve until the 2015 Annual Meeting. He was appointed to the Audit Committee and will serve as the Audit Committee chairman.

Mr. Wagner was appointed to the Class B group of directors and will serve until the 2016 Annual Meeting. He was appointed to the Asset Liability Management Committee and will serve as the chairman of that committee.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 Press Release reporting appointment of two directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Juniata Valley Financial Corp.

Date: June 18, 2014	By:	/s/ JoAnn McMinn
	Name:	JoAnn McMinn
	Title:	EVP, Chief Financial Officer